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EXHIBIT 23. CONSENT OF BEARD & COMPANY, INC., INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements (on Forms S-8) of Community Independent Bank, Inc. of our report dated
January 22, 1999, with respect to the consolidated financial statements of Community Independent Bank, Inc. and subsidiary included in this Annual Report (Form 10-KSB) for the year ended December 31, 1998.






                                        /s/ BEARD & COMPANY, INC.


Reading, Pennsylvania
March 25, 1999